Exhibit 10.22
NOTICE OF CASH INCENTIVE INCOME
PERFORMANCE-BASED RESTRICTED SHARE UNIT AWARD
UNDER THE APOLLO GLOBAL MANAGEMENT, INC.
2019 OMNIBUS EQUITY INCENTIVE PLAN
Apollo Global Management, Inc. (the “Company”), pursuant to the Apollo Global Management, Inc. 2019 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”), hereby grants to the individual listed below the number of Performance-Based Restricted Share Units (the “RSUs”) set forth below. The RSUs are subject to the terms and conditions as set forth in this Notice of Restricted Share Unit Award (the “Notice”), the attached Award Agreement (the “Award Agreement”) and the Plan.

Participant:	[ ]
Award Type:	[ ]
Conversion Price:	$[ ], which reflects the volume weighted average price of the Company’s shares for the ten-day period prior to the grant date; this was used to convert the dollar value of the award into a number of RSUs
Number of RSUs Granted:	[ ]
Date of Grant:	[ ]
Vesting Schedule:	Subject to the terms and conditions referenced in the Award Agreement, the RSUs, which are service-vested on the Date of Grant, will vest upon satisfaction of the Cash Income Test (as defined in the Award Agreement)

CASH INCENTIVE INCOME PERFORMANCE-BASED
RESTRICTED SHARE UNIT AWARD AGREEMENT
UNDER THE APOLLO GLOBAL MANAGEMENT, INC.
2019 OMNIBUS EQUITY INCENTIVE PLAN

Service-Vested at Grant Performance-Based RSU Award Agreement
In accordance with the attached Notice delivered to the Participant, the Company and the Participant agree that the terms and conditions contained in the Notice, this Award Agreement (this “Agreement”) and the Plan shall apply to the grant of RSUs set forth in the Notice. Capitalized terms not otherwise defined herein or in Exhibit A hereto shall have the meaning ascribed to them in the Notice and otherwise in the Plan.
1.    Vesting. The RSUs, which are service vested on the Date of Grant, shall vest upon satisfaction of the Cash Income Test (as defined below). Any RSUs that do not satisfy the Cash Income Test as of January 1, 2025, shall instead vest on the first day of the next calendar quarter (not later than the calendar quarter preceding the date specified in Section 3(a)) that the Cash Income Test is satisfied in full, after applying such test as of that date.
For purposes of this Agreement, satisfaction of the “Cash Income Test” will occur if the available net cash incentive income to the Company, for the one-year period ended one day before each potential vesting date, equals or exceeds the life-to-date accounting expense attributable to all then outstanding RSU Awards, whether held by the Participant or any other Person, for which vesting requires satisfaction of a net cash incentive income performance condition (all such RSU Awards, “Company RSU Awards”). Notwithstanding the foregoing, if as of any potential vesting date the Cash Income Test is not satisfied in full with respect to this Award, the Company, in its sole discretion, may elect that the RSUs shall vest pro rata to the extent that the Cash Income Test is satisfied.
For purposes of applying the Cash Income Test, “available net cash incentive income” shall mean cash incentive income remaining after reduction for certain allocable expenses and “life-to-date accounting expense” shall mean the life-to-date accounting cost attributable to all Company RSU Awards then outstanding that have not yet fully vested. If available net cash incentive income to the Company is insufficient to cause all RSUs outstanding under the Plan to satisfy the Cash Income Test as of any given potential vesting date, the available net cash incentive income to the Company may, in the discretion of the Administrator, be allocated among the unvested RSUs outstanding under the Plan that have satisfied the service conditions and are subject to, but have not yet satisfied, the Cash Income Test.
2.    Form, Manner and Timing of Payment. Each RSU granted hereunder shall represent the right to receive one Share (Shares subject to RSUs covered by this Award, “RSU Shares”). For each RSU, the Company, or its Subsidiaries or Affiliates, shall issue to the Participant, subject to the terms hereof, including but not limited to compliance with Section 4 and the forfeiture and clawback provisions of Section 5, on the applicable issuance date set forth in Section 3 (each, an “Issuance Date”), one RSU Share (either by delivering one or more certificates for such shares or by entering such shares in book-entry form, as determined by the Company in its discretion). Such issuance shall constitute payment of the RSU. References herein to issuances to the Participant shall include issuances to any Beneficial Owner or other Person to whom (or to which) the RSU Shares are issued. The Company’s obligation to issue RSU Shares or otherwise make any payment with respect to vested RSUs is subject to the condition precedent that the Participant or other Person entitled under the Plan to receive any RSU Shares with respect to the vested RSUs deliver to the Company any representations or other documents or assurances required pursuant to Section 15 and the Company may meet any obligation to issue RSU Shares by having one or more of its Subsidiaries or Affiliates issue the RSU Shares. The Participant shall have no further rights with respect to any RSUs for which Shares are issued under Section 3.
3.    Delivery.
(a)    One RSU Share shall be issued in payment of each vested RSU as soon as reasonably practicable within sixty (60) days following January 1, [ ], provided the Participant remains in continuous employment with the Company through such date, or is otherwise terminated prior to such date: (i) due to death or by the Company by reason of Disability or (ii) by the Company without Cause, in each case, subject to the Participant’s execution and non-revocation of a general release of claims substantially in the form attached as Exhibit B within sixty (60) days following the date of termination and the Participant’s continued compliance in all material respects with the provisions set forth in Section 4 below. Notwithstanding the foregoing and solely for the purposes of satisfying the applicable withholding taxes on the RSUs, a sufficient number of RSU Shares, as determined by the Company, shall be issued to the Participant (“Withholding Shares”) and held back to timely satisfy any withholding or tax obligations due in connection with vesting of the RSUs in accordance with the terms of this Agreement, including Section 11; provided, however, that in the event the RSUs are forfeited, such Withholding Shares shall be subject to recoupment, as described below. Any RSUs that do not satisfy the Cash Income Test (as described in Section 1) shall be forfeited without any consideration provided therefor.
(b)    If the Participant resigns from employment with the Company prior to December 31, [ ], then, subject to Section 25 and Section 27, and, for the avoidance of doubt, subject to the Participant’s execution and non-revocation of a general release of claims substantially in the form attached as Exhibit B within sixty (60) days following the date of termination and the Participant’s continued compliance in all material respects with the provisions set forth in Section 4 below, the issuance of the RSU Shares in respect of vested RSUs shall instead occur as soon as reasonably practicable within sixty (60) days following January 1, [ ].
(c)    The Company in its sole and absolute discretion, consistent with the requirements of Section 409A, may consider accelerating the date of issuance of the RSU Shares in connection with a Change in Control.
4.    Restrictive Covenants. The Participant agrees that the restrictive covenants set forth in the Participant’s Covenants Agreement and Mutual Arbitration Agreement (the “ECAA”), or any successor thereto, are incorporated by reference as if contained herein, and that the Participant shall forfeit all rights to the RSU Shares if the Participant engages in any activity prohibited thereby before the later of the delivery of the RSU Shares in accordance with Section 3(a) above or the expiry date of the post-employment Restricted Periods (as defined in the ECAA) for the non-compete and non-solicitation covenants, respectively, to which the Participant is subject pursuant to this Agreement and the ECAA. Nothing contained herein shall reduce or limit the application or scope of any restrictive covenants in favor of the Company or any of its Subsidiaries or Affiliates (for example, with respect to competition, solicitation, confidentiality, intellectual property, subsequent engagement, interference or disparagement) to which the Participant is otherwise subject (provided that Participant shall not be deemed in breach of any such covenants or any covenants in this Agreement or the ECAA, in each case, for conduct expressly permitted by either of the foregoing). The Participant acknowledges that the Company would not have granted this Award if the Participant had not agreed to be bound by such restrictive covenants, as the same may be amended from time to time. Nothing in this RSU Award Agreement or any other agreement or arrangement of the Company or any of its Affiliates to which the Participant is subject will (a) prohibit the Participant from making reports of possible violations of U.S. federal law or regulation to any governmental agency or entity in accordance with Section 21F of the Securities Exchange Act of 1934, Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of U.S. federal law or regulation, or (b) require notification or prior approval by the Company or any of its Affiliates of any such reporting. For the avoidance of doubt, this Agreement does not limit the Participant’s right to receive a reward from any regulator (including the Securities and Exchange Commission) that provides rewards for providing information relating to a potential violation of law, including, but not limited to, any monetary reward or bounty from a governmental agency or regulatory or law enforcement authority in connection with protected whistleblower activity.
5.    Forfeiture; Clawback.
(a)    For the avoidance of doubt, the RSUs and shares underlying the RSUs (including the Withholding Shares) will be subject to forfeiture and clawback as provided in this Agreement. If (i) (A) the Participant’s employment is terminated for Cause or (B) the Participant’s employment terminates for any other reason and prior to the later of (1) January 1, [ ] or (2) the date that is twelve (12) months following the date of the termination of the Participant’s employment (“Termination”), the Company reasonably determines that the Participant’s employment could have been terminated for Cause or (ii) the Participant fails to comply in any material respects with any restrictive covenants applicable to the Participant or any successor thereto (which covenants, for this purpose, shall be treated as continuing to apply through the later of the delivery of the RSU Shares in accordance with Section 3(a) above or the expiry date of the post-employment Restricted Periods for the non-compete and non-solicitation covenants, respectively, to which the Participant is subject pursuant to this Agreement and the ECAA), and such failure, if curable, is not cured within thirty (30) days following receipt of written notice by the Participant from the Company, then the Participant shall forfeit any RSU Shares that have not yet been issued to the Participant, and the Participant will have an obligation to return the RSU Shares that have previously been delivered (or repay the then equivalent gross value thereof) to the Company upon a written request therefor.
(b)    Notwithstanding anything to the contrary, if (i) upon request of the Company or any of its Affiliates, the Participant fails to certify that the Participant remains in compliance with the Participant’s ongoing obligations to the Company and its Affiliates, in such form as may be requested by the Company from time to time, or (ii) the Company or any of its Affiliates determines, in its sole discretion, that the Participant has failed to comply with the Participant’s ongoing obligations to the Company or any of its Affiliates, then, in each case, the Company, in its sole discretion, may either (A) delay the issuance of RSU Shares to the Participant in respect of any vested RSUs (to the extent permitted under applicable tax rules without incurring any penalty) or (B) terminate and cancel all of the Participant’s outstanding RSUs, including any vested RSUs, without payment of any consideration by the Company or any of its Affiliates, and neither the Participant nor any of its successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in respect of such terminated RSUs.
(c)    If the RSUs are forfeited for any reason, the Participant will have an obligation to repay the gross value of the Withholding Shares, as of the date of grant, to the Company upon written demand from the Company, and if the Participant fails to repay such amount, the Company shall be entitled to deduct from any other compensation payable to the Participant (including, but not limited to, base salary, dividend equivalent amounts, and distributions in respect of any points of carried interest, as applicable) any sums necessary to repay the gross value of the Withholding Shares to the Company.
(d)    If the forfeiture and clawback provisions in this Section 5 are rendered void and/or unenforceable in any respect due to a change in the applicable law governing the enforcement of the non-compete restriction contemplated by this Agreement, the Company reserves the right to amend such terms in good faith to reflect the spirit of the arrangement and original intent of the parties, taking into account any limitations under any tax rules.
(e)    In the event the Federal Trade Commission, a court of competent jurisdiction, a state, an arbitrator or any other agency or authority of competent jurisdiction, in each case, determines any non-competition or non-solicitation covenant contained in your ECAA is not enforceable, pursuant to any law, regulation, or rule which may come into effect which prohibits the enforcement of non-competes, the following provisions will become effective:
(1)    If the Participant resigns and departs prior to the conclusion of the period that is [ ]months following the end of the Notice Period (the “Initial Garden Leave Period”), then the Participant shall forfeit any RSU Shares that have not yet been issued to the Participant, and the Participant will have an obligation to return the RSU Shares that have previously been delivered (or repay the then equivalent gross value thereof) to the Company upon a written request therefor. Such remedy shall be in addition to any other remedy available to the Company under the ECAA or pursuant to any other right or agreement.
(2)    If the Participant resigns and departs after the Initial Garden Leave Period and on or before December 31, 2028 (the “Remaining Garden Leave Period”), then the Participant shall forfeit any RSU Shares that have not yet been issued to the Participant, and the Participant will have an obligation to return the RSU Shares that have previously been delivered (or repay the then equivalent gross value thereof) to the Company upon a written request therefor. Such remedy shall be the Company’s sole remedy for the Participant’s resignation and departure during the Remaining Garden Leave Period. For the avoidance of doubt, during any garden leave period, the Participant will not be required to perform any substantive services for the Company or any of its Affiliates.
6.    Restrictions. The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered. The transfer restrictions contained in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers of vested RSUs by will or the laws of descent and distribution, or (c) if approved by the Administrator in its sole discretion, transfers of RSUs in accordance with the requirements of Instruction A.1.(a)(5) of Form S-8 under the Securities Act or other applicable law. The RSUs shall be subject to any additional requirements or restrictions contained in this RSU Award Agreement or in the Plan that have not been otherwise satisfied, terminated, or expressly waived by the Company in writing.
7.    Voting and Other Rights; Dividend Equivalents. The Participant shall have no rights of a shareholder (including voting rights and the right to dividends or distributions), and will not be treated as an owner of Shares for tax purposes, except with respect to RSU Shares that have been issued.

Notwithstanding the foregoing, the Participant shall accrue rights to dividend equivalents from the Company or its Subsidiaries or Affiliates on the RSUs, whether or not vested, at the time of an ordinary cash dividend on Shares. Any dividend equivalent so accrued in respect of a RSU shall have the same value as the ordinary cash dividend on an outstanding Share that gave rise to the dividend equivalent, and shall be paid not later than 30 days after such ordinary cash dividend is paid to the holders of Shares. Rights to dividend equivalents on an RSU shall terminate upon the issuance or forfeiture of the underlying RSU Share. Under no circumstances shall the Participant be entitled to receive (a) both a dividend and a dividend equivalent with respect to an RSU (or its associated RSU Share) or (b) any dividend or dividend equivalent with respect to a forfeited or fractional RSU.
8.    RSU Award Agreement Subject to Plan. This RSU Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this RSU Award Agreement and the provisions of the Plan, the provisions of this RSU Award Agreement shall govern.
9.    No Rights to Continuation of Employment or Service. Nothing in the Plan or this RSU Award Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Subsidiary thereof or shall interfere with or restrict the right of the Company (or a Subsidiary or Affiliate or its shareholders, as the case may be) to terminate the Participant’s employment or service at any time for any reason whatsoever, with or without Cause. The Plan and this RSU Award Agreement shall not (a) form any part of any contract of employment or contract for services between the Company or any past or present Subsidiary thereof and any directors, officers or employees of those companies, (b) confer any legal or equitable rights (other than those constituting the Awards themselves) against the Company or any past or present Subsidiary thereof, directly or indirectly, or (c) give rise to any cause of action in law or in equity against the Company or any past or present Subsidiary thereof.
10.    Tax Withholding. The Participant is responsible for all taxes and any tax-related penalties the Participant incurs in connection with the Award. The Company or its Subsidiaries or Affiliates shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct, from other compensation payable to the Participant, any sums required by U.S. federal, state or local law (or by any tax authority outside of the United States) to be withheld or accounted for by the Company or its Subsidiaries or Affiliates with respect to any RSU. The Company in its discretion may alternatively reduce the number of shares to be issued by the appropriate number of whole Shares, valued at their then Fair Market Value, or require any other available method to satisfy any withholding or tax obligations of the Company or its Subsidiaries or Affiliates with respect to the RSUs at the applicable tax rates. Fractional RSU Shares shall not be issued and shall be forfeited without any consideration provided therefor, including in instances where the number of RSU Shares were reduced to satisfy any withholding or tax obligations.
11.    Section 409A Compliance. This Award is intended to be exempt from, or comply with, Section 409A and to be interpreted in a manner consistent therewith. To the extent necessary to avoid the imposition of tax or penalty under Section 409A, any payment by the Company or any Subsidiary or Affiliate to the Participant (if the Participant is then a “specified employee” as defined in Code Section 409A(a)(2)(B)(i) and Treasury Regulation §1.409A-1(i)(1)) of “deferred compensation,” whether pursuant to the Plan or otherwise, arising solely due to a “separation from service” (and not by reason of the lapse of a “substantial risk of forfeiture”), as such terms are used in Section 409A, shall be delayed (to the extent otherwise payable prior to such date) and paid on the first day following the six-month period beginning on the date of the Participant’s separation from service under Section 409A (or, if earlier, upon the Participant’s death). Each payment or installment due to the Participant from the Company or any of its Affiliates, whether under this RSU Award Agreement or otherwise, is intended to constitute a “separate payment” for purposes of Section 409A. In no event shall the Company or any Subsidiary or Affiliate (or any agent thereof) have any liability to the Participant or any other Person due to the failure of the Award to satisfy the requirements of Section 409A. In the event that the parties reasonably agree that the payments and benefits provided under this RSU Award Agreement or the provisions of this RSU Award Agreement are not in compliance with Section 409A, the parties shall in good faith attempt to modify this RSU Award Agreement to comply with Section 409A while endeavoring to maintain its intended economic benefits.
12.    Governing Law; Arbitration; Waiver of Jury Trial.
(a)    This RSU Award Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of Delaware (without regard to any conflicts of laws principles thereof that would give effect to the laws of another jurisdiction), and any dispute, controversy, suit, action or proceeding (“Proceeding”) arising out of or relating to this Award or any other Award, will, notwithstanding anything to the contrary contained in Section 14(e) of the Plan, be settled by arbitration in accordance with the procedures set forth in the ECAA, including with the carve-out for the right to receive injunctive relief for the restrictive covenants.
(b)    IF AN AGREEMENT TO ARBITRATE IS HELD INVALID OR UNENFORCEABLE THEN, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTICIPANT WAIVES AND COVENANTS THAT THE PARTICIPANT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH AN AWARD UNDER THE PLAN OR ANY MATTERS CONTEMPLATED THEREBY, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THE COMPANY OR ANY OF ITS AFFILIATES OR THE PARTICIPANT MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE COMPANY AND ITS AFFILIATES, ON THE ONE HAND, AND THE PARTICIPANT, ON THE OTHER HAND, IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN SUCH PARTIES ARISING OUT OF OR RELATING TO AN AWARD UNDER THE PLAN AND THAT ANY PROCEEDING PROPERLY HEARD BY A COURT UNDER AN AWARD AGREEMENT UNDER THE PLAN WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
13.    RSU Award Agreement Binding on Successors. The terms of this RSU Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company, its Affiliates and its and their successors and assignees, subject to the terms of the Plan.
14.    No Assignment. Subject to the second sentence of Section 6, neither this RSU Award Agreement nor any rights granted herein shall be assignable by the Participant other than (with respect to any rights that survive the Participant’s death) by will or the laws of descent and distribution. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any RSUs or RSU Shares by any holder thereof in violation of the provisions of this RSU Award Agreement or the Plan will be valid, and the Company will not transfer any of said RSUs or RSU Shares on its books nor will any RSU Shares be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.
15.    Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents, that may be reasonably necessary to carry out the provisions of this RSU Award Agreement, including but not limited to all acts and documents related to compliance with securities, tax and other applicable laws and regulations.
16.    HSR. Prior to any acquisition by the Participant of common stock of the Company, whether by way of open market purchase, vesting of restricted stock units, conversion or exercise of options or warrants, or otherwise, and whether or not contemplated by this Agreement (“Acquisition”), the Participant and the Company will take commercially reasonable efforts in respect of any Acquisition to ensure that the Participant complies with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), 15 U.S.C. § 18a, including making any filings required under the HSR Act, paying the necessary filing fees, which will be the Participant’s sole responsibility to pay, and observing the statutory waiting period(s). Subject to the foregoing, the Participant will provide at least 60 days’ written notice to the Company prior to any Acquisition that would require a filing under the HSR Act.
17.    Limitation on the Participant’s Rights; Not a Trust. Participation in the Plan confers no rights or interests other than as herein provided. This RSU Award Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets, and the RSUs shall not be treated as property or as a trust fund of any kind. The RSUs shall be used solely as a device for the determination of the payment of amounts payable to the Participant in connection with any dividend equivalent pursuant to Section 7 or if the RSUs vest pursuant to Section 3. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the RSU Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.
18.    Severability. Should any provision of this RSU Award Agreement be held by an arbitrator or court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this RSU Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original RSU Award Agreement. Moreover, if one or more of the provisions contained in this RSU Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, then in lieu of severing such unenforceable provision or provisions, it or they shall be construed by the appropriate judicial body or arbitral tribunal by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by a judicial body or arbitral tribunal shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

19.    Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this RSU Award Agreement shall in no way be construed to be a waiver of that provision or of any other provision hereof.
20.    Entire Agreement. This RSU Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof including, without limitation, any understanding regarding the grant of fully-vested RSUs, and supersede all prior writings or understandings with respect to the grant of RSUs covered by this Award, including any previously circulated versions of the RSU Award Agreement for this Award or any term sheets related thereto. The Participant acknowledges that any summary of the Plan or this RSU Award Agreement provided by the Company is subject in its entirety to the terms of the Plan and this RSU Award Agreement. References herein or in the Plan to this RSU Award Agreement include references to its Exhibits.
21.    Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any Section.
22.    Counterparts. This RSU Award Agreement may be executed in any number of counterparts, including via facsimile or PDF, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
23.    Amendment. Except as otherwise provided in the Plan or Section 11, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.
24.    Disposition of Shares Issued. Subject to applicable law, the Participant may dispose of RSU Shares granted under this Award during any “window period” in which sales by Company personnel are permitted, or otherwise pursuant to the terms of a 10b5-1 plan on the same terms as apply to the use of such plans by other Company personnel, subject to approval by the Company’s compliance department, or otherwise as permitted for similarly situated former employees. All dispositions of RSU Shares are subject to compliance with the Company’s Share Ownership Policy as in effect from time to time.
25.    Acknowledgements and Representations. The Participant is acquiring the RSUs and, if and when the RSUs vest, will acquire the RSU Shares covered thereby solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell or distribute, or to offer for resale in connection with any unregistered distribution, all or any portion of the RSUs or RSU Shares within the meaning of the Securities Act and/or any applicable state securities laws. The Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Award and the restrictions imposed on the RSUs and the RSU Shares. The Participant has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to accept the Award. However, in evaluating the merits and risks of an investment in the Company, the Participant has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors. The Participant is aware that RSU Shares may be of no practical value. The Participant has read and understands the restrictions and limitations set forth in the Plan and this RSU Award Agreement, which are imposed on the RSUs and the RSU Shares. The Participant confirms that the Participant has not relied on any warranty, representation, assurance or promise of any kind whatsoever in entering into this RSU Award Agreement other than as expressly set out in this RSU Award Agreement or in the Plan.

26.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Award (or future Awards that may be granted under the Plan) and participation in the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
27.    Recoupment. By accepting this Award, the Participant acknowledges and agrees that the Participant will be subject to any policy adopted by the Company that provides for the repayment or forfeiture of incentive compensation, including, without limitation, the Apollo Corporate Recoupment Policy, as may be amended from time to time, and this Award shall be subject to recoupment or forfeiture per any such policy, in accordance therewith, or as otherwise required by law or applicable regulatory rules or guidance.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this RSU Award Agreement as of the date set forth above.

APOLLO GLOBAL MANAGEMENT, INC.

By_______________________________
Name:    Matthew Breitfelder
Title:     Vice President

The undersigned hereby accepts and agrees to all of the terms and provisions of this RSU Award Agreement, including its Exhibits.

PARTICIPANT

By_______________________________
Name:

EXHIBIT A
Definitions
“Cause” means the Participant’s: (a) commission of an intentional violation of a material law or regulation, intentional misconduct, reckless disregard of the Participant’s duties or deliberate failure to perform the Participant’s duties, in each case, in connection with the Participant’s performance of services for the Company or any of its Affiliates or that relates to or impacts the business of the Company or its Affiliates; (b) commission of an intentional and material breach of a written Company code of ethics; (c) commission of any misconduct or failure to take any action that, individually or in the aggregate, has caused or substantially contributed to, or is reasonably likely to cause or substantially contribute to, material economic or reputational harm to the Company or any of its Affiliates (excluding any mistake of judgment acting in good faith); (d) conviction of or plea of no contest to (i) any misdemeanor involving moral turpitude or (ii) any felony, including, in each case, a foreign law equivalent, and provided that, in each case, such action (A) has a significant adverse effect on the Participant’s ability to perform services for the Company or any of its Affiliates, or (B) relates to or impacts the business of the Company or any of its Affiliates; (e) fraud in connection with the Participant’s performance of services for the Company or any of its Affiliates; or (f) embezzlement from the Company or any of its Affiliates or interest holders; provided, that, the Participant fails to cure within fifteen (15) business days after written notice thereof, to the extent such occurrence is susceptible to cure, the items set forth in clauses (b) and (c).
“Change in Control” has the meaning provided in in Treas. Reg. § 1.409A-3(i)(5)(vi)(A)).
“Notice Period” has the meaning set forth in the ECAA.
A-1

EXHIBIT B
Release of Claims
FOR AND IN CONSIDERATION OF the payment and/or benefits to be provided to me in connection with my employment, in accordance with the restricted share unit award agreement between Apollo Global Management, Inc. (the “Company”) and me dated [______] (the “Agreement”), which are conditioned on my signing this Release of Claims and to which I am not otherwise entitled, I, on my own behalf and on behalf of my heirs and estate, voluntarily, knowingly, and willingly release and forever discharge the Company, its subsidiaries, Affiliates, and parents, together with each of those entities’ respective officers, directors, shareholders, employees, agents, fiduciaries, and administrators (collectively, the “Releasees”) from any and all claims and rights of any nature whatsoever which I now have or in the future may have against them, whether known or unknown, suspected or unsuspected, for any act, omission, or event occurring up to and including the date of this Release of Claims. This Release of Claims includes, but is not limited to, (i) any rights or claims relating in any way to my employment relationship with the Company (or any of the other Releasees); (ii) the termination thereof; or (iii) any rights or claims under any federal, state, or local statute, law or ordinance, including, without limitation, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, the Fair Credit Reporting Act, the Rehabilitation Act of 1973 (including Section 504 thereof), the Civil Rights Act of 1866 (42 U.S.C. § 1981), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Lilly Ledbetter Fair Pay Act, the Genetic Information Non-Discrimination Act, and the Employee Retirement Income Security Act of 1974, the United States Constitution, the New York State Human Rights Law, New York Equal Pay Law, New York State Civil Rights Law, New York Off-Duty Conduct Lawful Activities Discrimination Law, New York State Labor Relations Act, Article 23-A of the New York State Corrections Law, New York Whistleblower Statute, New York Family Leave Law, New York Minimum Wage Act, New York Labor Law, New York State Worker Adjustment and Retraining Notification Act, the retaliation provisions of New York Workers' Compensation Law, the New York City Earned Safe and Sick Time Act, and New York City Human Rights Law. I further confirm that I have not filed any claim for workers’ compensation and that I have no claim for workplace injuries.
This Release of Claims specifically includes, but is not limited to, any claim for constructive or wrongful discharge, retaliation, violation of public policy, libel, slander, defamation, or any other tort or contract claim. This Release of Claims also includes any claim based upon the right to the payment of wages, incentive and performance compensation, bonuses, equity grants, Carried Interest Points, vacation, pension benefits, 401(k) Plan benefits, stock benefits, or any other employee benefits, or any other rights arising under federal, state, or local laws prohibiting discrimination and/or harassment on the basis of race, color, age, religion, sexual orientation, religious creed, sex, national origin, ancestry, alienage, citizenship, nationality, mental or physical disability, denial of family and medical care leave, medical condition (including cancer and genetic characteristics), marital status, military status, gender identity, or discrimination and/or harassment on any other basis prohibited by law. However, I am not releasing any claim related to the enforcement of the terms of the Agreement, any claims relating to indemnity under any certificate, bylaw, resolution, or policy applicable to me, any medical claim incurred during my employment that is payable under applicable medical plans or an employer-insured liability plan, any claim arising after the date on which I sign this Release of Claims, or any claim that is not otherwise waivable under applicable law.
B-1

As a condition of the Company entering into this Release of Claims, I further represent that I have not filed against the Company or any of the other Releasees, any complaints, claims or lawsuits with any arbitral tribunal, administrative agency, or court prior to the date hereof, and that I have not transferred to any other person any such complaints, claims, or lawsuits. I understand that by signing this Release of Claims, I waive my right to any monetary recovery in connection with a local, state, or federal governmental agency proceeding, and I waive my right to file a claim seeking monetary damages in any arbitral tribunal, administrative agency, or court. This Release of Claims does not (i) prohibit or restrict me from initiating communications directly with, responding to any inquiries or complying with a subpoena from, providing testimony before, providing Confidential Information to, reporting possible violations of law or regulation to, or from filing a claim, participating or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, Congress, and any Inspector General of any agency, or from making other disclosures that are protected under the whistleblower provisions of any federal, state, or local law or regulation; or (ii) require me to notify the Company of such communications or inquiry. Further, nothing in this Agreement prohibits me from speaking with law enforcement, the New York State Division of Human Rights, a local commission on human rights, or an attorney retained by you. Pursuant to the Defend Trade Secrets Act of 2016, an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer's trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order. Nothing herein, however, shall constitute a waiver of claims arising out of or relating to any acts or omissions occurring after I sign this Release of Claims, or claims for enforcement of this Release of Claims.
I acknowledge that, in signing this Release of Claims, I have not relied on any promises or representations, express or implied, other than those that are set forth expressly in the Agreement and this Release of Claims and that are intended to survive separation from employment, in accordance with the terms of the Agreement.
I further acknowledge that:
1.     I first received this Release of Claims on the date of the Agreement to which it is attached as Exhibit B (i.e., the date set forth in the first sentence of this Release of Claims);
2.     I understand that, in order for this Release of Claims to be effective, I may not sign it prior to the date of my termination of employment with the Company (the “Separation Date”), but that if I wish to receive certain payments and benefits, I must sign and return this Release of Claims no later than seven (7) days after the Separation Date and no earlier than the Separation Date;
3.     I have carefully read and understand this Release of Claims;
B-2

4.     I was given twenty-one (21) days to consider my rights and obligations under the Agreement and this Release of Claims and to consult with an attorney about both, and agree that any modification made to this Agreement or this Release of Claims shall not restart or affect in any manner this original 21-day review period;
5.     The Company advised me to consult with an attorney and/or any other advisor of my choice before signing this Release of Claims;
6.     I understand that this Release of Claims is LEGALLY BINDING and that by signing it I give up certain rights;
7.    I have voluntarily chosen to enter into this Release of Claims and have not been forced or pressured in any way to sign it;
8.     I acknowledge and agree that certain payments and benefits are contingent on execution of this Release of Claims, which releases all of my claims against the Company and the Releasees, and I KNOWINGLY AND VOLUNTARILY AGREE TO RELEASE the Company and the Releasees from any and all claims I may have, known or unknown, in exchange for the benefits I have obtained by signing, and that these benefits are in addition to any benefit I would have otherwise received if I did not sign this Release of Claims;
9.     I have seven (7) days after I sign this Release of Claims to revoke it by notifying the Company in writing. The Release of Claims will not become effective or enforceable until the seven (7) day revocation period has expired;
10. This Release of Claims includes a WAIVER OF ALL RIGHTS AND CLAIMS I may have under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621 et seq.); and
11. This Release of Claims does not waive any rights or claims that may arise after this Release of Claims becomes effective, which eight (8) days after I sign it, provided that I do not exercise my right to revoke this Release of Claims.
Intending to be legally bound, I have signed this Release of Claims as of the date written below.
Signature:____________________________        ____________________________
[NAME]                  Date signed

B-3